Verano Announces Third Quarter 2024 Financial Results

CHICAGO, November 7, 2024 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the third quarter ended September 30, 2024, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Third Quarter 2024 Financial Highlights

	For the Three Months Ended,
($ in thousands)	September 30, 2024	June 30, 2024	September 30, 2023
Revenues, net of Discounts	$216,683	$222,390	$240,088
Gross Profit	109,097	114,340	133,220
Income from Operations	16,770	27,266	40,288
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(42,567)	(21,764)	(17,842)
Adjusted EBITDA[1]	64,458	70,599	89,349

Third Quarter 2024 Financial Highlights
•Revenues, net of discounts, of $217 million, a decrease of 2.6% versus the prior quarter.
•Gross profit of $109 million or 50% of revenue.
•SG&A expense of $92 million or 43% of revenue.
•Net loss of $(43) million or (20)% of revenue.
•Adjusted EBITDA1 of $64 million or 30% of revenue.
•Net cash provided by operating activities of $30 million.
•Capital expenditures of $57 million.

Management Commentary
“During this election season, for the first time in history, cannabis took center stage as a key bipartisan issue for both U.S. presidential candidates and millions of voters across the nation,” said George Archos, Verano founder, Chairman and Chief Executive Officer. “Despite the Amendment 3 outcome, it was encouraging to see the measure supported by a majority of Floridians with 56% voting in favor, and we remain optimistic on our growth prospects in the state and our ability to succeed in the current environment."

Archos concluded: "With rescheduling proceedings set to commence in December, and additional dispensary openings planned across multiple markets, we are prepared to leverage potential catalysts in the months and years ahead at the state and federal levels. Given his prior supportive comments, we look forward to working with President-elect Trump and his administration to advance the rescheduling process and much-needed reforms, including tax relief and SAFER banking.”

Third Quarter 2024 Financial Overview
Revenue for the third quarter 2024 was $217 million, down from $240 million for the third quarter 2023, and down from $222 million for the second quarter 2024. The decrease in revenue for the third quarter 2024 compared to the third quarter 2023 was driven primarily by declines in Florida retail due to a temporary shift in cultivation output, in addition to expected declines in Illinois and New Jersey retail as dispensaries continue to open across the state.

Gross profit for the third quarter 2024 was $109 million or 50% of revenue, down from $133 million or 55% of revenue for the third quarter 2023, and down from $114 million or 51% of revenue for the second quarter 2024. The decrease in gross profit for the third quarter 2024 compared to the third quarter 2023 was primarily due to declines in revenue.

SG&A expense for the third quarter 2024 was $92 million or 43% of revenue, up from $86 million or 36% of revenue for the third quarter 2023, and up from $87 million or 39% of revenue for the second quarter 2024. The increase in SG&A expense for the third quarter 2024 compared to the third quarter 2023 was driven primarily by an increase in salaries and benefits, due to increased headcounts related to new store openings.

Net loss for the third quarter 2024 was $(43) million, or (20)% of revenue, versus $(18) million, or (7)% of revenue in the third quarter 2023. The increase in net loss for the third quarter 2024 compared to the third quarter 2023 was largely driven by declines in income from operations.

Adjusted EBITDA1 for the third quarter 2024 was $64 million or 30% of revenue.

Net cash provided by operating activities year to date was $69 million, down from $77 million for the prior year period.

Capital expenditures year to date were $85 million, up from $27 million for the prior year period.

2024 Guidance
•The Company expects organic trends similar to those seen in the third quarter 2024 to continue into the fourth quarter 2024.

Third Quarter 2024 Operational Highlights
•Expanded the Company's retail footprint by opening the following new dispensaries:
◦MÜV™ locations in Melbourne and Okeechobee, elevating the Company's Florida retail operations to 79 dispensaries statewide;
◦Zen Leaf™ Fairless Hills in Pennsylvania, which relocated to a prime new Philadelphia area location;
◦and Zen Leaf™ Arcadia in Arizona, featuring an array of new dispensary features and customer conveniences, which relocated to an enhanced Phoenix location.
•Introduced Cabbage Club™, the first nationwide proprietary multi-state cannabis membership club, in Connecticut, Maryland and Michigan on July 1, following its April debut in the Illinois and New Jersey markets.
•Welcomed adult use customers at the Company's five Ohio Zen Leaf dispensaries on August 6th.
•Completed acquisition of Arizona and Virginia subsidiaries of The Cannabist Company Holdings Inc., confirming the Company's position as exclusive cannabis operator for HSA 5 in Eastern Virginia, and strengthening its Arizona footprint.
•In late September, launched "Save the Bits" fundraising campaign featuring BITS™ edibles and coalition of hundreds of dispensaries across eight states benefiting the Lynn Sage Breast Cancer Foundation.

Subsequent Operational Highlights
•Issued Company donation, and launched "Round Up for Relief" fundraising campaign across Florida MÜV™ dispensaries to support Red Cross hurricane relief efforts.
•Commenced adult use sales at Zen Leaf™ Waterbury, completing the conversion of all five existing Connecticut Zen Leaf™ dispensaries from medical to hybrid sales.
•Current operations span 14 states, comprised of 152 dispensaries and 15 production facilities with more than 1.1 million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of September 30, 2024, the Company’s current assets were $322 million, including cash and cash equivalents of $65 million. The Company had a working capital deficit of $(114) million and total debt, net of issuance costs, of $420 million.

The Company’s total Class A subordinate voting shares outstanding was 356,925,414 as of September 30, 2024.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for November 7, 2024 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.

•Investors and participants can register in advance for the call by visiting: https://registrations.events/direct/Q4I4391562816
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On November 7, 2024, the live webcast can be accessed via the following link: https://events.q4inc.com/attendee/396945417
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1Adjusted EBITDA and adjusted EBITDA as a percentage of revenue (“adjusted EBITDA margin”) are non-U.S. GAAP financial measures. Each is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to adjusted EBITDA is net income (loss) and the most directly comparable measure to adjusted EBITDA margin is net income (loss) as a percentage of revenue (“net income (loss) margin”). The reconciliation of (i) adjusted EBITDA to U.S. GAAP net income (loss) and (ii) adjusted EBITDA margin to net income (loss) margin is set forth below in the tables included in this news release.

Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” “adjusted EBITDA margin,” and "Operating Cash Flow" do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net income (loss) before interest expense and income tax expense; EBITDA as net income (loss) before interest expense, income tax expense, depreciation, and amortization; and adjusted EBITDA as net income (loss) plus net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Operating Cash Flow is a non-U.S. GAAP financial measure. It is derived from U.S. GAAP net income (loss) which is also its most directly comparable U.S. GAAP financial measure. The reconciliation of operating cash flow to U.S. GAAP net income (loss) is set forth below in the tables included in this news release.

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 14 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
VP, Investor Relations
julianna.paterra@verano.com

Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations (Unaudited)
($ in Thousands)

	For the Three Months Ended,
	September 30, 2024	June 30, 2024	September 30, 2023
Revenues, net of Discounts	$216,683	$222,390	$240,088
Cost of Goods Sold, net	107,586	108,050	106,868
Gross Profit	109,097	114,340	133,220
Gross Profit %	50%	51%	55%
Operating Expenses
Selling, General and Administrative	92,327	87,074	86,316
Loss on Impairment - Investment in Associates	—	—	6,571
Total Operating Expenses	92,327	87,074	92,887
Loss from Investments in Associates	—	—	(45)
Income from Operations	16,770	27,266	40,288
Other Income (Expense), net:
Loss on Disposal of Property, Plant and Equipment	(604)	—	(234)
Loss on Debt Extinguishment	—	(3,068)	—
Interest Expense, net	(12,771)	(14,237)	(15,166)
Other Income (Expense), net	(484)	(1,195)	2,145
Total Other Income (Expense), Net	(13,859)	(18,500)	(13,255)
Income Before Provision for Income Taxes	2,911	8,766	27,033
Provision for Income Taxes	(45,478)	(30,530)	(44,797)
Net Income Attributable to Non-Controlling Interest	—	—	78
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(42,567)	(21,764)	(17,842)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets
($ in Thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)
Cash and Cash Equivalents	$64,981	$174,760
Other Current Assets	256,740	219,436
Property, Plant and Equipment, net	584,598	501,304
Intangible Assets, net	1,047,519	1,086,146
Goodwill	252,182	231,291
Other Long-Term Assets	108,659	105,808
Total Assets	$2,314,679	$2,318,745

Total Current Liabilities	435,375	412,188
Total Long-Term Liabilities	661,586	666,477
Shareholders' Equity	1,217,944	1,240,080
Non-Controlling Interest	(226)	—
Total Liabilities and Shareholders' Equity	$2,314,679	$2,318,745

VERANO HOLDINGS CORP.
Segmented Revenues, net of Discounts, By State (Unaudited)

	For the Three Months Ended,	For the Nine Months Ended,
Retail Revenues, net of Discounts	September 30, 2024	September 30, 2024
($ in thousands)
Florida	$45,301	$144,801
Illinois	23,926	77,602
New Jersey	19,991	63,683
Arizona	14,653	44,098
Pennsylvania	11,266	35,043
Maryland	11,315	32,632
Connecticut	9,845	30,054
Nevada	6,828	21,181
Ohio	8,585	19,518
Massachusetts	2,909	8,800
West Virginia	1,899	5,465
Virginia	4,720	4,720
Other	3,166	10,078
Total Retail Revenues, net of Discounts	$164,404	$497,675

	For the Three Months Ended,		For the Nine Months Ended,
	September 30, 2024		September 30, 2024
Wholesale Revenues, net of Discounts	Gross	Net[1]	Gross	Net[1]
($ in thousands)
New Jersey	$21,570	$13,970	$69,446	$49,174
Illinois	21,003	13,373	61,253	38,127
Connecticut	14,088	9,532	41,814	28,636
Maryland	8,859	4,974	25,787	15,156
Pennsylvania	6,387	2,544	19,158	9,571
Arizona	6,286	2,255	19,424	7,182
Nevada	2,439	939	8,912	3,015
Ohio	3,866	1,904	8,816	4,405
Massachusetts	1,885	1,085	5,951	3,488
West Virginia	2,394	1,317	6,595	3,564
Virginia	$1,673	$386	$1,673	$386
Total Wholesale Revenues, net of Discounts	$90,450	$52,279	$268,829	$162,704
1Net of intercompany eliminations

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to Operating Cash Flow (Non-U.S. GAAP)

	For the Nine Months Ended,
	September 30, 2024	September 30, 2023
($ in thousands)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(69,153)	$(40,140)
Depreciation and Amortization	108,150	105,559
Other Non-cash Adjustments	34,683	24,995
Operating Cash Flow	$73,680	$90,414

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP)

	For the Three Months Ended,
	September 30, 2024	June 30, 2024	September 30, 2023
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(42,567)	$(21,764)	$(17,842)
Interest Expense, net	12,771	14,237	15,166
Income Tax Expense	45,478	30,530	44,797
Depreciation and Amortization - COGS	19,433	18,749	18,384
Depreciation and Amortization - SG&A	17,432	16,984	16,882
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$52,547	$58,736	$77,387

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP)

	For the Three Months Ended,
	September 30, 2024	June 30, 2024	September 30, 2023
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(42,567)	(21,764)	(17,842)
Interest Expense, Net	12,771	14,237	15,166
Income Tax Expense	45,478	30,530	44,797
Earnings Before Interest, Taxes (EBIT)	$15,682	$23,003	$42,121

COGS Add-backs:
Depreciation and Amortization - COGS	19,433	18,749	18,384
Acquisition, Transaction and Other Non-operating Costs	3,280	—	—
Employee Stock Compensation	733	680	625

SG&A Add-backs:
Depreciation and Amortization - SG&A	17,432	16,984	16,882
Acquisition, Transaction and Other Non-operating Costs	2,138	2,570	617
Employee Stock Compensation	4,057	3,636	4,062

Acquisition Adjustments and Other Income (Expense), net	1,703	4,977	6,658

Adjusted EBITDA	$64,458	$70,599	$89,349

Net Loss Margin	(20)%	(10)%	(7)%
Adjusted EBITDA Margin	30%	32%	37%